----------------------
                                                           TRANSOCEAN INC.
TRANSOCEAN INC. [logo]                                     Post Office Box 2765
                                                           Houston TX 77252 2765

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ANALYST  CONTACT:  Jeffrey  L.  Chastain              NEWS  RELEASE
                   713-232-7551

MEDIA  CONTACT:    Guy  A.  Cantwell                  FOR RELEASE: July 29, 2003
                   713-232-7647

                             TRANSOCEAN INC. REPORTS
                           SECOND QUARTER 2003 RESULTS

     HOUSTON--Transocean Inc. (NYSE: RIG) today reported a net loss for the three months ended June 30, 2003 of $44.5 million, or $0.14 per diluted share, on revenues of $603.9 million. The results compared to net income of $80.0 million, or $0.25 per diluted share, on revenues of $646.2 million for the three months ended June 30, 2002. Results for the second quarter of 2003 reflected the effect of an after-tax loss of $13.8 million, or $0.04 per diluted share, relating to the early retirement of debt, in addition to after-tax charges totaling $25.6 million, or $0.08 per diluted share, pertaining to the impairment of assets described below. Partially offsetting these losses was a favorable resolution of a non-U.S. income tax liability totaling $14.6 million, or $0.04 per diluted share. Excluding each of the above-mentioned items, the company's net loss for the three months ended June 30, 2003 was $19.7 million, or $0.06 per diluted share.

     As noted above, during the second quarter of 2003 the company recorded after-tax asset impairments of $13.8 million, relating to a note receivable from Delta Towing, LLC, the U.S. inland marine and shallow water support vessel business in which the company has a 25% equity interest, and $11.8 million, which pertained to five jackup rigs belonging to the company's Gulf of Mexico Shallow and Inland Water business segment, one mid-water semisubmersible rig and one self-erecting tender rig following the decision to remove the units from drilling service.

     For the six months ended June 30, 2003, the company reported net income of $2.7 million, or $0.01 per diluted share, on revenues of $1,219.9 million. During the corresponding six months in 2002, the company reported a net loss of $1,206.4 million, or $3.73 per diluted share, on revenues of $1,314.1 million. Excluding the impact of the losses from the early retirement of debt and asset impairments, partially offset by the favorable tax resolution, net income for the six months ended June 30, 2003 was $28.5 million, or $0.09 per diluted share. Results for the first six months of 2002 included non-cash charges of $1,364.4 million, or $4.22 per diluted share, pertaining to the impairment of an asset belonging to the company's Gulf of Mexico Shallow and Inland Water business segment and the adoption in January 2002 of Statement of Financial Accounting Standards 142, Goodwill and Other Tangible Assets. Excluding these non-cash charges, net income for the six months ended June 30, 2002 was $158.0 million, or $0.49 per diluted share.

     The company's International and U.S. Floater Contract Drilling Services business segment reported revenues of $548.5 million during the three months ended June 30, 2003, a 3% decline from revenues of $562.7 million reported over the three months ended March 31, 2003. During the corresponding three months in 2002, segment revenues were $609.1 million. Revenues in the second quarter of 2003 were adversely impacted by a $16 million loss of revenue due to both the labor strike in Nigeria and the riser separation incident on the drillship Discoverer Enterprise. Segment operating income before general and administrative expense was $84.2 million for the three months ended June 30, 2003 compared to income of $144.0 million for the first three months of 2003 and $185.9 million for the corresponding three months in 2002. Field operating income (defined as revenues less operating and maintenance expenses) was $192.6 million for the three months ended June 30, 2003, down 22% from $247.2 million during the first three months of 2003. For the corresponding three months in 2002, field operating income was $289.0 million. As expected, operating and maintenance expense in the second quarter of 2003 was significantly higher than first quarter 2003 due primarily to increased activity, including a seasonal increase in the North Sea, higher shipyard and maintenance expenses, the acquisition of ConocoPhillips' interest in Deepwater Drilling II L.L.C. and the net effect of various deferrals and amortization of costs. In addition, unexpected costs were incurred primarily related to the Discoverer Enterprise riser incident and the labor strike in Nigeria. Segment fleet utilization declined during the three months ended June 30, 2003 to 68%, from 69% and 78% during the three months ended March 31, 2003 and June 30, 2002, respectively.

     The company's International and U.S. Floater Contract Drilling Services business segment is expected to experience diminishing opportunities during the second half of 2003 for mid-water semisubmersible rigs in the North Sea, Brazil and Southeast Asia. However, customer inquiries for deepwater drilling programs in the Gulf of Mexico have improved in recent weeks and we remain optimistic regarding deepwater drilling activity in West Africa. The recent two-year contract for the semisubmersible rig Transocean Richardson for drilling operations offshore Ivory Coast in West Africa represents one of several development drilling programs possible in the region over the next 12 to 18 months. Finally, the company's non-U.S. jackup rig fleet is expected to benefit from stable-to-improving activity for the remainder of 2003 and into 2004, despite some current idle jackup rig capacity in West Africa. However, recently announced contract awards for three of the company's international jackup rigs, each for three-year terms, will result in reduced revenue for these units during the third quarter of 2003 when these rigs mobilize to India for anticipated late-October-to-early-November 2003 contract commencements.

     Operating revenues from the company's Gulf of Mexico Shallow and Inland Water business segment totaled $55.4 million for the three months ended June 30, 2003, improving 4% from revenues of $53.3 million reported for the first three months of 2003. Segment revenues during the corresponding three months in 2002 were $37.1 million. The segment's operating loss before general and administrative expense was $49.5 million for the three months ended June 30, 2003 compared to a loss of $28.5 million for the first three months of 2003 and $30.9 million for the corresponding three months in 2002. The segment recorded a field operating loss of $15.2 million during the three months ended June 30, 2003 compared to field operating losses in both the three months ended March 31, 2003 and June 30, 2002 of $5.3 million and $8.4 million, respectively. Segment operating and maintenance expense during the second quarter of 2003 increased from first quarter 2003 levels due mainly to costs associated with the well control incident on inland barge Rig 62 and improved activity. Segment fleet utilization was 42% during the three months ended June 30, 2003, up from 38% and 27% during the three months ended March 31, 2003 and June 30, 2002, respectively.

     The outlook for the company's Gulf of Mexico Shallow and Inland Water business segment remains uncertain for the balance of 2003. Although utilization among the segment's jackup rigs improved to 46% during the second quarter of 2003, up from 32% during the first three months of the year, utilization in recent weeks has flattened, while activity among the segment's inland barge fleet has declined. Recent dayrates for some of the segment's jackup rigs have increased slightly, aided by the continued contraction of the Gulf of Mexico jackup rig supply, while barge dayrates have declined. The company was recently notified by Petroleos Mexicanos (PEMEX) that two of its jackup rigs in the Gulf of Mexico and a platform rig in Trinidad were awarded multi-year contracts for work offshore Mexico. The contracts for jackup rigs RBF 205 and RBF 206 are expected to begin during the fourth quarter of 2003, while the contract for platform rig Cliffs #3 is expected to commence during the third quarter of 2004.

     The company also reported that cash flow from operations was $114.4 million and $305.2 million for the three and six months ended June 30, 2003, respectively. Cash and cash equivalents declined to $714.0 million at June 30, 2003 from $1,520.4 million at March 31, 2003, following cash paid for debt repayments and retirements totaling $871.4 million during the second quarter of 2003.

     The company anticipates a difficult earnings environment over the remainder of 2003. The company has previously noted that a decrease in earnings can substantially increase its effective tax rate due in part to the effect of operations in countries with revenue-based taxes. The deterioration in 2003 profitability is now expected to result in an effective tax rate of approximately 38% on 2003 earnings, excluding the impact of the above-described asset impairments and debt retirement loss. The application of the higher rate to earnings for the first six months of 2003 resulted in a charge for income taxes in the second quarter significantly higher than previously anticipated, offset by the tax benefits relating to the asset impairments, debt retirement loss and favorable resolution of the non-U.S. income tax liability.

     Conference  Call  Information
     -----------------------------

     The company will conduct a teleconference call at 10:00 a.m. EDT on July 29, 2003. To participate, dial 212-329-1455 approximately five to 10 minutes prior to the scheduled start time of the call.

     In addition, the conference call will be simultaneously broadcast over the Internet in a listen-only mode and can be accessed by logging onto the company's website at www.deepwater.com and selecting "Investor Relations." It may also be
           -----------------
accessed via the internet at www.CompanyBoardroom.com by typing in the company's
                             ------------------------
New  York  Stock  Exchange  trading  symbol,  "RIG."

     A telephonic replay of the conference call should be available after 1:00 p.m. EDT on July 29 and can be accessed by dialing 303-590-3000 and referring to the passcode 544298. Also, a replay will be available through the Internet and can be accessed by visiting either of the above-referenced Worldwide Web addresses. Both replay options will be available for approximately 30 days.

     Monthly  Fleet  Update  and  Cash  Operating  Cost  Information
     ---------------------------------------------------------------

     Drilling rig status and contract information as well as cash operating cost information on Transocean Inc.'s offshore drilling fleet has been condensed into three reports titled "Monthly Fleet Update," "Monthly Fleet Update - Jackups and Barges" and "Cash Operating Cost," which are available through the company's website at www.deepwater.com. The reports are located in the "Investor
             -----------------                                        ---------
Relations/Financial  Reports"  section  of  the  website.  By subscribing to the
        ---------------------
Transocean  Financial  Report  Alert,  you will be immediately notified when new
------------------------------------
postings are made to this page by an automated e-mail that will provide a link directly to the page that has been updated. Shareholders and other interested parties are invited to sign up for this service.

     Forward-Looking  Disclaimer
     ---------------------------
     Statements regarding future opportunities and outlook for the company and the company's two business segments, rig utilization, timing of commencement of drilling contracts, drilling contract duration, drilling activity, dayrates, deterioration in profitability for the remainder of 2003, diminishing opportunities for mid-water semisubmersible rigs in the North Sea, Brazil and Southeast Asia during the second half of 2003, deepwater drilling activity in West Africa, activity in the non-U.S. jackup rig fleet, effective tax rate, as well as any other statements that are not historical facts in this release, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to operating hazards and delays, risks associated with international operations, results of investigations regarding riser, actions by customers and other third parties, the future price of oil and gas and other factors detailed in the company's most recent Form 10-K and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

     Transocean Inc. is the world's largest offshore drilling contractor with more than 160 full or partially owned and managed mobile offshore drilling units, inland drilling barges and other assets utilized in the support of offshore drilling activities worldwide. The company's mobile offshore drilling fleet is considered one of the most modern and versatile in the world with 13 fifth-generation semisubmersibles and drillships, 15 other deepwater semisubmersibles and drillships, 31 mid-water semisubmersibles and drillships and 50 jackup drilling rigs. Transocean Inc. specializes in technically demanding segments of the offshore drilling business, including industry-leading positions in deepwater and harsh environment drilling services. With a current equity market capitalization in excess of $6 billion, the company's ordinary shares are traded on the New York Stock Exchange under the symbol "RIG."


                                       ###                                03-___

                                                 TRANSOCEAN INC. AND SUBSIDIARIES
                                          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                               (In millions, except per share data)
                                                            (Unaudited)


                                                                    Three Months Ended June 30,       Six Months Ended June 30,
                                                                  --------------------------------  ------------------------------
                                                                       2003             2002            2003            2002
                                                                  --------------  ----------------  ------------  ----------------
Operating Revenues
Contract Drilling Revenues                                        $       576.6   $         646.2   $   1,166.2   $       1,314.1
Client Reimbursable Revenues                                               27.3                 -          53.7                 -
                                                                          603.9             646.2       1,219.9           1,314.1
Costs and Expenses
  Operating and maintenance                                               426.5             365.6         800.6             746.6
  Depreciation                                                            127.5             124.3         254.3             249.9
  General and administrative                                               14.9              16.0          28.8              35.8
  Impairment loss on long-lived assets                                     15.8                 -          16.8               1.1
  (Gain) loss from sale of assets, net                                     (0.6)              1.3          (2.0)             (0.6)
                                                                          584.1             507.2       1,098.5           1,032.8

Operating Income                                                           19.8             139.0         121.4             281.3

Other Income (Expense), net
  Equity in earnings of joint ventures                                      1.8               2.5           5.4               4.4
  Interest income                                                           5.8               5.7          12.7               9.9
  Interest expense                                                        (52.8)            (52.5)       (105.4)           (108.4)
  Loss on retirement of debt                                              (15.7)                -         (15.7)                -
  Loss on impairment of note receivable from related party                (21.3)                -         (21.3)                -
  Other, net                                                               (2.7)             (0.4)         (3.3)             (1.1)
                                                                          (84.9)            (44.7)       (127.6)            (95.2)

Income (Loss) Before Income Taxes, Minority Interest and
 Cumulative Effect of a Change in Accounting Principle                    (65.1)             94.3          (6.2)            186.1

Income Tax Expense (Benefit)                                              (20.8)             13.9          (9.0)             27.7
Minority Interest                                                           0.2               0.4           0.1               1.1
Net Income (Loss) Before Cumulative Effect of a Change in
 Accounting Principle                                                     (44.5)             80.0           2.7             157.3

Cumulative Effect of  a Change in Accounting Principle                        -                 -             -          (1,363.7)
Net Income (Loss)                                                 $       (44.5)  $          80.0   $       2.7   $      (1,206.4)

Basic Earnings (Loss) Per Share
  Income (Loss) Before Cumulative Effect of a Change in
    Accounting Principle                                          $       (0.14)  $          0.25   $      0.01   $          0.49
  Loss on Cumulative Effect of a Change in Accounting Principle               -                 -             -             (4.27)
  Net Income (Loss)                                               $       (0.14)  $          0.25   $      0.01   $         (3.78)

Diluted Earnings (Loss) Per Share
 Income (Loss) Before Cumulative Effect of a Change in
    Accounting Principle                                          $       (0.14)  $          0.25   $      0.01   $          0.49
  Loss on Cumulative Effect of a Change in Accounting Principle               -                 -             -             (4.22)
  Net Income (Loss)                                               $       (0.14)  $          0.25   $      0.01   $         (3.73)

Weighted Average Shares Outstanding
  Basic                                                                   319.8             319.1         319.7             319.1
  Diluted                                                                 319.8             323.9         321.5             323.6

                                TRANSOCEAN INC. AND SUBSIDIARIES
                              CONDENSED CONSOLIDATED BALANCE SHEETS
                                (In millions, except share data)


                                                                        June 30, December 31,
                                                                    ----------------------------
                                                                        2003           2002
                                                                    ------------  --------------
                                                                    (Unaudited)
                                                                    ------------
                                            ASSETS

Cash and Cash Equivalents                                           $     714.0   $     1,214.2
Accounts Receivable
   Trade                                                                  380.4           437.6
   Other                                                                   61.9            61.7
Materials and Supplies                                                    160.0           155.8
Deferred Income Taxes                                                      19.7            21.9
Other Current Assets                                                       91.0            20.5
   Total Current Assets                                                 1,427.0         1,911.7

Property and Equipment                                                 10,196.5        10,198.0
Less Accumulated Depreciation                                           2,413.8         2,168.2
   Property and Equipment, net                                          7,782.7         8,029.8

Goodwill, net                                                           2,222.9         2,218.2
Investments in and Advances to Joint Ventures                              68.3           108.5
Deferred Income Taxes                                                      26.2            26.2
Other Assets                                                              178.7           370.7
      Total Assets                                                  $  11,705.8   $    12,665.1

                             LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts Payable                                                    $     140.0   $       134.1
Accrued Income Taxes                                                       64.4            59.5
Debt Due Within One Year                                                  282.3         1,048.1
Other Current Liabilities                                                 239.2           262.2
      Total Current Liabilities                                           725.9         1,503.9

Long-Term Debt                                                          3,476.0         3,629.9
Deferred Income Taxes                                                      50.7           107.2
Other Long-Term Liabilities                                               291.7           282.7
      Total Long-Term Liabilities                                       3,818.4         4,019.8

Commitments and Contingencies

Preference Shares, $0.10 par value; 50,000,000 shares authorized,
   none issued and outstanding                                                -               -
Ordinary Shares, $0.01 par value; 800,000,000 shares authorized,
   319,853,774 and 319,219,072 shares issued and outstanding at
   June 30, 2003 and December 31, 2002, respectively                        3.2             3.2
Additional Paid-in Capital                                             10,638.5        10,623.1
Accumulated Other Comprehensive Loss                                      (29.5)          (31.5)
Retained Earnings (Deficit)                                            (3,450.7)       (3,453.4)
   Total Shareholders' Equity                                           7,161.5         7,141.4
   Total Liabilities and Shareholders' Equity                       $  11,705.8   $    12,665.1

                                           TRANSOCEAN INC. AND SUBSIDIARIES
                                   CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                    (In millions)
                                                     (Unaudited)


                                                                                         Six Months Ended June 30,
                                                                                           2003            2002
                                                                                       ------------  ----------------
Cash Flows from Operating Activities
   Net income (loss)                                                                   $       2.7   $      (1,206.4)
   Adjustments to reconcile net income (loss) to
      net cash provided by operating activities
        Depreciation                                                                         254.3             249.9
        Impairment loss on goodwill                                                              -           1,363.7
        Stock-based compensation expense                                                       2.9               0.4
        Deferred income taxes                                                                (59.5)            (38.3)
        Equity in earnings of joint ventures                                                  (5.4)             (4.4)
        Net loss from disposal of assets                                                       7.8               2.3
        Loss on retirement of debt                                                            15.7                 -
        Impairment loss on long-lived assets                                                  16.8               1.1
        Impairment of note receivable from related party                                      21.3                 -
        Amortization of debt-related discounts/premiums, fair value adjustments
           and issue costs, net                                                               (7.9)              2.9
        Deferred income, net                                                                  (1.6)             (6.0)
        Deferred expenses, net                                                                 2.7               7.0
        Other, net                                                                            13.5               9.3
        Changes in operating assets and liabilities
             Accounts receivable                                                              51.6              84.1
             Accounts payable and other current liabilities                                    4.0             (84.7)
             Income taxes receivable/payable, net                                              9.6              22.3
             Other current assets                                                            (23.3)            (22.7)
Net Cash Provided by Operating Activities                                                    305.2             380.5

CASH FLOWS FROM INVESTING ACTIVITIES
   Capital expenditures                                                                      (50.2)            (81.2)
   Note issued to related party, net of repayments                                           (45.3)                -
   Proceeds from disposal of assets, net                                                       3.2              65.0
   Acquisition of 40% interest in Deepwater Drilling II L.L.C., net of cash acquired          18.1                 -
   Joint ventures and other investments, net                                                   2.2                 -
Net Cash Used in Investing Activities                                                        (72.0)            (16.2)

CASH FLOWS FROM FINANCING ACTIVITIES
   Repayments under commercial paper program                                                     -            (326.4)
   Repayments on other debt instruments                                                     (919.2)           (119.6)
   Cash from termination of interest rate swaps                                              173.5                 -
   Decrease in cash dedicated to debt service                                                  1.2                 -
   Net proceeds from issuance of ordinary shares under
    stock-based compensation plans                                                            11.7              10.3
   Dividends paid                                                                                -             (19.1)
   Financing costs                                                                            (0.1)             (8.1)
   Other, net                                                                                 (0.5)              1.1
Net Cash Used in Financing Activities                                                       (733.4)           (461.8)

   Net Decrease in Cash and Cash Equivalents                                                (500.2)            (97.5)
   Cash and Cash Equivalents at Beginning of Period                                        1,214.2             853.4
   Cash and Cash Equivalents at End of Period                                          $     714.0   $         755.9

                                                    Transocean Inc.
                                              Fleet Operating Statistics


                                                                   Operating Revenues ($Millions)(1)
                                                  --------------------------------------------------------------------
                                                                                                   Six Months Ended
                                                              Three Months Ended                       June 30,
                                                  -----------------------------------------  -------------------------
INTERNATIONAL AND U.S. FLOATER CONTRACT DRILLING   June 30,     March 31,      June 30,
SERVICES SEGMENT:                                    2003         2003           2002           2003      2002 (1)(2)
                                                  -----------  -----------  ---------------  -----------  ------------
  Deepwater:
    5th Generation                                $    168.5   $    175.7   $        168.1   $    344.2   $     317.6
    Other Deepwater                               $    106.0   $    116.2   $        144.1   $    222.2   $     278.0
  Total Deepwater                                 $    274.5   $    291.9   $        312.2   $    566.4   $     595.6
  Mid-Water                                       $    113.9   $    115.1   $        166.2   $    229.0   $     356.9
  Jackups - Non-U.S.                              $    116.6   $    115.3   $        107.3   $    231.9   $     231.4
  Other Rigs                                      $     20.5   $     18.8   $         23.4   $     39.3   $      48.4
Subtotal                                          $    525.5   $    541.1   $        609.1   $  1,066.6   $   1,232.3
  Client Reimbursables                            $     23.0   $     21.6                -   $     44.6             -
Segment Total                                     $    548.5   $    562.7   $        609.1   $  1,111.2   $   1,232.3

GULF OF MEXICO SHALLOW AND INLAND WATER SEGMENT:
Contract Drilling Revenues
  Jackups and Submersibles                        $     22.1   $     16.6   $         14.7   $     38.7   $      27.1
  Inland Barges                                   $     17.7   $     23.0   $         13.5   $     40.7   $      35.2
  Other                                           $     11.3   $      8.9   $          8.9   $     20.2   $      19.5
Subtotal                                          $     51.1   $     48.5   $         37.1   $     99.6   $      81.8
  Client Reimbursables                            $      4.3   $      4.8                -   $      9.1             -
Segment Total                                     $     55.4   $     53.3   $         37.1   $    108.7   $      81.8

Total Company                                     $    603.9   $    616.0   $        646.2   $  1,219.9   $   1,314.1



                                                                         Average Dayrates (1)(2)
                                                  --------------------------------------------------------------------
                                                                                                   Six Months Ended
                                                              Three Months Ended                       June 30,
                                                  -----------------------------------------  -------------------------
INTERNATIONAL AND U.S. FLOATER CONTRACT DRILLING   June 30,     March 31,      June 30,
SERVICES SEGMENT:                                    2003         2003           2002           2003        2002 (1)
                                                  -----------  -----------  ---------------  -----------  ------------

  Deepwater:
    5th Generation                                $  185,100   $  183,800   $      188,400   $  184,400   $   187,200
    Other Deepwater                               $  111,500   $  113,600   $      124,300   $  112,600   $   122,600
  Total Deepwater                                 $  147,500   $  147,500   $      152,200   $  147,500   $   150,200
  Mid-Water                                       $   73,600   $   77,200   $       81,300   $   75,400   $    81,400
  Jackups - Non-U.S.                              $   57,400   $   56,900   $       57,400   $   57,100   $    58,100
  Other Rigs                                      $   41,500   $   43,200   $       40,400   $   42,300   $    41,400
Segment Total                                     $   88,900   $   91,600   $       93,500   $   90,300   $    91,800

GULF OF MEXICO SHALLOW AND INLAND WATER SEGMENT:
  Jackups and Submersibles                        $   18,200   $   19,700   $       20,200   $   18,800   $    20,900
  Inland Barges                                   $   16,100   $   17,600   $       20,200   $   16,900   $    19,600
  Other                                           $   18,600   $   19,000   $       24,100   $   18,800   $    20,400
Segment Total                                     $   17,500   $   18,500   $       21,000   $   18,000   $    20,200

Total Mobile Offshore Drilling Fleet              $   65,300   $   69,100   $       78,000   $   67,100   $    75,100


                                                                           Utilization (1)(2)
                                                  --------------------------------------------------------------------
                                                                                                   Six Months Ended
                                                              Three Months Ended                       June 30,
                                                  -----------------------------------------  -------------------------
INTERNATIONAL AND U.S. FLOATER CONTRACT DRILLING   June 30,     March 31,      June 30,
SERVICES SEGMENT:                                    2003         2003           2002           2003        2002 (1)
                                                  -----------  -----------  ---------------  -----------  ------------
  Deepwater:
    5th Generation                                        88%          97%              89%          92%           85%
    Other Deepwater                                       70%          76%              85%          73%           84%
  Total Deepwater                                         78%          85%              87%          81%           84%
  Mid-Water                                               55%          53%              72%          54%           77%
  Jackups - Non-U.S.                                      86%          87%              82%          86%           86%
  Other Rigs                                              41%          36%              64%          38%           63%
Segment Total                                             68%          69%              78%          68%           80%

GULF OF MEXICO SHALLOW AND INLAND WATER SEGMENT:
  Jackups and Submersibles                                44%          31%              27%          38%           24%
  Inland Barges                                           39%          47%              24%          43%           32%
  Other                                                   44%          35%              37%          39%           46%
Segment Total                                             42%          38%              27%          40%           31%

Total Mobile Offshore Drilling Fleet                      56%          55%              56%          56%           59%

     (1)  Certain  reclassifications  have been made to prior periods to conform to current quarter presentation.
     (2)  Average  dayrates  are  defined as contract drilling revenue earned per revenue earning day and utilization is defined as the total actual number of revenue earning days as  a  percentage  of  the  total  number  of calendar days in the period.  Effective January1, 2003, the calculation of average dayrates and utilization
          has  changed  to  include  all  rigs  based  on  contract  drilling  revenues.   Prior  periods  have  been
          restated  to  reflect  the  change.

                                                   TRANSOCEAN [LOGO]
                                            TRANSOCEAN INC. AND SUBSIDIARIES
                                     NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
                                                    (IN US$ MILLIONS)


                                                                                     FOR THE QUARTER ENDED
                                                                          ---------------------------------------
                                                                             JUNE 30,      MARCH 31,    JUNE 30,
                                                                               2003          2003         2002
                                                                          --------------  -----------  ----------
OPERATING INCOME (LOSS) BEFORE GENERAL AND ADMINISTRATIVE EXPENSES
  TO FIELD OPERATING INCOME (LOSS) BY SEGMENT RECONCILIATION

    International and U.S. Floater Contract Drilling Services Segment
      Operating income (loss) before general and administrative expense   $        84.2   $    144.0   $   185.9
      Add back:  Depreciation                                                     104.4        103.6       101.4
                 Impairment loss on long-lived assets                               4.2          1.0           -
                 (Gain) loss from sale of assets, net                              (0.2)        (1.4)        1.7
                                                                          --------------  -----------  ----------
      Field operating income                                              $       192.6   $    247.2   $   289.0
                                                                          --------------  -----------  ----------

    Gulf of Mexico Shallow and Inland Water Segment
      Operating loss before general and administrative expense            $       (49.5)  $    (28.5)  $   (30.9)
      Add back:  Depreciation                                                      23.1         23.2        22.9
                 Impairment loss on long-lived assets                              11.6            -           -
                 (Gain) loss from sale of assets, net                              (0.4)           -        (0.4)
                                                                          --------------  -----------  ----------
      Field operating income (loss)                                       $       (15.2)  $     (5.3)  $    (8.4)
                                                                          --------------  -----------  ----------

                                        TRANSOCEAN [LOGO]
                                 TRANSOCEAN INC. AND SUBSIDIARIES
                         NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
               ADJUSTED INCOME (LOSS) AND EARNINGS (LOSS) PER SHARE RECONCILIATION
                                        (IN US$ MILLIONS)



                                                                      QTD         YTD         YTD
                                                                    06/30/03    06/30/03    06/30/02
                                                                   ----------  ----------  ----------
ADJUSTED INCOME

Net income (loss) as reported                                      $   (44.5)  $     2.7   $(1,206.4)
  Add back:
    After-tax loss on early retirement of debt                          13.8        13.8           -
    After-tax loss on impairment of certain long-lived assets           11.8        12.8         0.7
    After-tax impairment of note receivable from Delta Towing LLC       13.8        13.8           -
    Favorable resolution of a non-U.S. income tax liability            (14.6)      (14.6)          -
    After-tax impairment of goodwill                                       -           -     1,363.7
                                                                   ----------  ----------  ----------
Net income (loss) as adjusted                                      $   (19.7)  $    28.5   $   158.0
                                                                   ----------  ----------  ----------

DILUTED EARNINGS PER SHARE:

Net income (loss) as reported                                     $   (0.14)  $    0.01   $   (3.73)
  Add back:
    After-tax loss on early retirement of debt                          0.04        0.04           -
    After-tax loss on impairment of certain long-lived assets           0.04        0.04           -
    After-tax impairment of note receivable from Delta Towing LLC       0.04        0.04           -
    Favorable resolution of a non-U.S. income tax liability            (0.04)      (0.04)          -
    After-tax impairment of goodwill                                       -           -        4.22
                                                                   ----------  ----------  ----------
Net income (loss) as adjusted                                      $   (0.06)  $    0.09   $    0.49
                                                                   ----------  ----------  ----------